SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON DC  20549
                                   FORM 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



                         Date of Report: June 11, 1998
                         -----------------------------
                       (Date of earliest event reported)


                     Bion Environmental Technologies, Inc.
                     -------------------------------------
            (Exact Name of Registrant as Specified in its Charter)




   Colorado                      0-19333                       84-1176672
 -----------                    ---------                      -----------
  (State  of                   (Commission                    (IRS  Employer
Incorporation)                   File  No.)                 Identification No.)





     555  17th  Street,  Suite  3310,  Denver,  Colorado  80202
     ----------------------------------------------------------
     (Address  and  Zip  Code  of  Principal  Executive  Offices)





Registrant's  telephone  number  including  area  code:  (303)  294-0750




ITEM  5.          OTHER  EVENTS.

(A) On July 31, 1998, Bion Environmental Technologies, Inc. (which along with its subsidiaries is referred to as the "Company") signed an agreement (hereby referred to as the "Agreement") with Crystal Springs Farms, LLC.
(hereby referred to as "CSF"), of Wray Colorado, to design, install and operate 37 Bion NMS' swine waste treatment systems (the Company and CSF are collectively the "Parties"). The Agreement anticipates that the systems will be installed at CSF sites located in Dundy County, Nebraska with planned capacity for approximately 660,000 finishing hogs (the "Project"). This Agreement replaces and supersedes an agreement between the Parties originally signed on November 11, 1997 and subsequently amended on November 13, 1997, November 20, 1997, December 31, 1997, and January 16, 1998 (see Forms 8-K dated September 30, 1997 and December 1, 1997). Although preliminary financing approval has been obtained for the construction of the Project, it is currently unknown when, if ever, that actual funding will ultimately be made available. The Agreement: a. calls for the Company to receive various project-related fees from CSF during the construction phase totaling $3,300,000(including $110,000 already paid by CSF to the Company), b. establishes an operation and maintenance fee that will be in excess of $400,000 per year once all systems are in operation (anticipated to begin for the first system approximately 18 months after construction is started), c. defines royalties payable by the Company to CSF which are anticipated to be paid from revenues generated by the sales of BionSoil' and d. modifies the terms of the original agreement in the following areas, among others: i. Michael Bowman will not become a director of the Company, ii. there will be no initial capital investment by CSF in the Company and iii. CSF will acquire no warrants as part of the Project funding. A copy of the Agreement is attached hereto as Exhibit 10.1.

(B) On July 21, 1998 the Rocky Creek Dairy was issued a permit by the state of North Carolina to install a Bion NMS waste management system in order to handle the waste from a 515-cow dairy. This contract signing and subsequent permit approval is the first dairy Bion NMS in North Carolina. Construction is expected to begin in late summer 1998.

(C) On June 11, 1998 Eason Farms was issued a permit by the state of North Carolina to install a Bion NMS waste management system in order to handle the waste from 3,960 finishing hogs. The permit had been applied for before the pending moratorium took place and therefore, was not affected by it. Construction is expected to be complete in the fall of 1998.

(D) Effective August 1, 1998 the North Carolina office of the Company relocated to 138 Uzzle Industrial Drive, Clayton, North Carolina 27520. The new location includes a larger more effective office space and a plot of ground that is being utilized as a growth test area for a variety of plants using the Company's BionSoil.



ITEM  7.    FINANCIAL  STATEMENTS  AND  EXHIBITS.

Exhibit 10.1: Agreement between Bion Technologies, Inc. and Crystal Springs Farms, LLC. dated July 31, 1998.






     SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     BION  ENVIRONMENTAL  TECHNOLOGIES,  INC.


Date:  August  19,  1998                    By:  /s/  Duane  Stutzman
                                              -----------------------
                                                      Duane  Stutzman,
                                                      Chief  Financial  Officer


     INDEX  TO  EXHIBITS



Financial  Statements  and  Exhibits.
-------------------------------------

Exhibit 10.1 Agreement between Bion Technologies, Inc. and Crystal Springs Farms, LLC. dated July 31, 1998.